Exhibit 5.1

June 6, 2023

Day One Biopharmaceuticals, Inc.

555 California Street

12th Floor

San Francisco, CA 94104

Ladies and Gentlemen:

We deliver this opinion with respect to certain matters in connection with the offering by Day One Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), of up to 13,269,231 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), including 1,730,769 shares of Common Stock subject to an underwriters’ option to purchase additional shares (collectively, the “Shares”), to be issued pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of even date herewith, between the Company and J.P. Morgan Securities LLC, Cowen and Company, LLC and Piper Sandler & Co., as representatives of the several underwriters named therein. The Shares were registered pursuant to the Registration Statement on Form S-3 (File No. 333-265346) filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 1, 2022 and declared effective on June 13, 2022 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus dated June 13, 2022 included therein (the “Base Prospectus”) as supplemented by the preliminary prospectus supplement dated June 6, 2023 and the final prospectus supplement dated June 6, 2023, filed with the Commission pursuant to Rule 424(b) under the Securities Act (collectively, the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The offering of the Shares by the Company pursuant to the Registration Statement, the Prospectus and the Underwriting Agreement is referred to herein as the “Offering.”

In connection with our opinion expressed below we have examined originals or copies of the Underwriting Agreement, the Company’s Restated Certificate of Incorporation, filed with, and certified by, the Delaware Secretary of State (the “Restated Certificate”) and the Company’s Amended and Restated Bylaws (the “Bylaws” and, together with the Restated Certificate, the “Charter Documents”), the Registration Statement, together with the exhibits filed as a part thereof and all other documents incorporated therein by reference, the Prospectus, certain minutes and consents of the Company’s board of directors (the “Board”) or a committee or committees thereof and the Company’s stockholders relating to the Registration Statement, the Restated Certificate and the Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State and a management certificate addressed to us (the “Management Certificate”) and dated of even date herewith executed by the Company containing certain factual representations by the Company.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents submitted to us, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same (other than the Company), the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

June 6, 2023

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law.

Based upon the foregoing, we are of the opinion that the Shares, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, and in accordance with the resolutions adopted by the Board and the Pricing Committee of the Board, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Company with the Commission in connection with the offering of the Shares and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination. In rendering the opinion above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

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Very truly yours,

/s/ Fenwick & West LLP
FENWICK & WEST LLP